Exhibit 99.1

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 TEL: (415) 738-6500 FAX: (415) 738-6501

Digital Realty Announces Pricing of Tender Offer for Any and All of Digital Realty Trust L.P.’s Outstanding 5.875% Senior Notes Due 2020

San Francisco, CA – January 17, 2019 – Digital Realty Trust, Inc. (NYSE: DLR) (“Digital Realty”) announced today that Digital Realty Trust, L.P. (the “Issuer”), its operating partnership subsidiary, has priced the previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 5.875% Senior Notes due 2020 (CUSIP Nos. 25389JAH9, 25389JAE6, and U25389AA2 ) (the “Notes”), which were issued by the Issuer and are fully and unconditionally guaranteed by Digital Realty, on the terms and subject to the conditions set forth in the Offer to Purchase, dated January 11, 2019, the related Letter of Transmittal and the Notice of Guaranteed Delivery (as they may each be amended or supplemented from time to time, the “Offer Documents”). The Issuer refers investors to the Offer Documents for the complete terms and conditions of the Offer.

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Security	CUSIP Numbers	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Tender Offer Consideration (1)(2)
5.875% Senior Notes due 2020	25389JAH9 25389JAE6 U25389AA2	$500,000,000	2.00% U.S. Treasury due 01/31/2020	FIT4	2.569%	37.5 bps	$1,022.81

(1)	Per $1,000 principal amount.
(2)	Tender Offer Consideration calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on January 17, 2019.

The “Tender Offer Consideration” listed in the table above for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer Documents by reference to a fixed spread for the Notes specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on January 17, 2019.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Issuer makes payment for such Notes, which date is anticipated to be January 18, 2019.

Holders of the Notes are urged to read the Offer Documents carefully before making any decision with respect to the Offer. Holders who would like additional copies of the Offer Documents may call the information agent, GBSC at (866) 924-2200. Copies of the Offer Documents are also available at the following website: http://www.gbsc-usa.com/DigitalRealty. Questions regarding the terms of the Offer should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Issuer by BofA Merrill Lynch or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. The full details of the Offer, including complete instructions on how to tender Notes, are included in the Offer Documents.

About Digital Realty

Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Latin America, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products.

For Additional Information:

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

Investor Relations

John J. Stewart / Maria S. Lukens

Digital Realty

(415) 738-6500

investorrelations@digitalrealty.com

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, among others, the following: reduced demand for data centers or decreases in information technology spending; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services; our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers; breaches of our obligations or restrictions under our contracts with our customers; our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties; the impact of current global and local economic, credit and market conditions; our inability to retain data center space that we lease or sublease from third parties; difficulty acquiring or operating properties in foreign jurisdictions; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; difficulties in identifying properties to acquire and completing acquisitions; risks related to joint venture investments, including as a result of our lack of control of such investments; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital; financial market fluctuations and changes in foreign currency exchange rates; adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges; our inability to manage our growth effectively; losses in excess of our insurance coverage; environmental liabilities and risks related to natural disasters; our inability to comply with rules and regulations applicable to our company; our failure to maintain our status as a REIT for federal income tax purposes; our operating partnership’s failure to qualify as a partnership for federal income tax purposes; restrictions on our ability to engage in certain business activities; and changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.